EXHIBIT 10.22

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of February 21, 2001 (hereinafter referred to as the "Pledge Agreement"), made by Peter Jegou, (hereinafter referred to as "Pledgor") and Digi Link Technologies, Inc., Corporation, (hereinafter referred to as "DGLT").

                               W I T N E S S E T H

     WHEREAS, John Kulina, Jr. has issued to DGLT a Promissory Note in the sum of Fifty Two Thousand Dollars ($52,000.00) as payment for the issuance of an option and

     WHEREAS, Peter Jegou desires to induce DGLT to issue its shares underlying certain options to John Kulina, Jr. and to guarantee the payment of the exercise price by the transfer and assignment of 200,000 shares of the Common Stock which Mr. Jegou owns of Digi Link technologies, Inc., to secure said obligation, and

     WHEREAS, said stock shall be held by DGLT as collateral for the prompt payment of the Note of John Kulina, Jr..

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, and Pledgor hereby agrees as follows:

     1. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to DGLT, and grants to DGLT a first lien on and security interest in (the "Pledged Stock") together with appropriate undated stock powers duly executed in blank; together with (subject to the provisions of Section 4 hereof) all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights and privileges pertaining thereto, as collateral security for (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on the Note issued to evidence the balance due to DGLT by Pledgor (the foregoing hereinafter being called the "Obligation"):

     TO HAVE AND TO HOLD all and singular the Collateral Security (as defined in
Section 3 hereof) unto DGLT, its successors and assigns forever.

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     2. Stock Dividends,  Distributions.  If, while this Agreement is in effect,
Pledgor shall become entitled to receive or shall receive any stock certificate, notes of other security in respect of the Pledged Stock (including without limitation, any certificate representing a stock divident or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or otherwise, Pledgors, agree to accept the same as DGLT's agent and to hold the same in trust on behalf of and for the benefit of DGLT subject to the terms hereof, as additional Collateral Security for the Obligations.

     3. Collateral Security. All property at any time pledged with DGLT hereunder or in which DGLT is granted a security interest hereunder (whether described herein or not) and all income there from and proceeds thereof, are herein collectively sometimes called the "Collateral Security".

     4. Cash Dividends, Payments on Pledged Subsidiary Receivables; Voting Rights. Unless a Default or Event or Default under the Loan Agreement Note shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Pledged Stock, and, unless DGLT shall have given notice pursuant to Section hereof of its intentions to Exercise all voting and corporate rights with respect to the Pledged Stock, the Pledgors shall be entitled to vote the Pledged Stock and to give consents, waivers and ratification's and exercise all corporate rights in respect of the Pledged Stock, provided however, that no vote shall be case or consent, waiver or ratification give or action taken which would impair the Collateral Security or be inconsistent with or violate any provision of this Agreement, or the Notes.

     5. Rights of DGLT. Any or all shares of the Pledged Stock held by DGLT may, if a Default or Event of Default shall have occurred and be continuing and DGLT shall have given prior written notice of its intention to do so to the Pledgors, be registered in the name of DGLT or its nominee, and DGLT or its nominee may thereafter, provided that DGLT shall have given prior written notice of its intention to do so to the Pledgor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the shares included in the Pledged Stock and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof. DGLT shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. Re-delivery of Certificates. Provided that Pledgor is not in default on any provision of the Loan Agreement, this Pledgor Agreement or the Promissory Note, DGLT shall return to Pledgor the Certificates or remaining Certificates after an, election under Item 4 above, as the case may be, within ten (10) banking days after the Note is fully satisfied.

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     7. Remedies.  In the event that any portion of the  Obligations  has become due any payable and has not been paid (whether at the stated maturity thereof, by acceleration or otherwise), DGLT without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral Security, or any part thereof, and/or may forthwith sell, assign, given option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral Security, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to DGLT upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral Security so sold, free of any right or equity or redemption in the Pledgor, which right or equity or redemption in the Pledgor, which right or equity is hereby expressly waived or released. DGLT shall apply the net proceeds of any such collection, recover, receipt, appropriate, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral Security or in any way relating to the rights of DGLT hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part, of the Obligations in such order as DGLT may elect.

     8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents, warrants and agrees that he is the legal, record and beneficiarl owner of, and has good and marketable title to, the Pledged Stock described in
Section 1, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Agreement.

     9. No Disposition, etc. Without the prior written consent of DGLT, the Pledgor agrees that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any options, warrants or agreements of any kind or with respect to, the Collateral Security, nor will they create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral Security, or any interest thereon, of any proceeds thereof, except for the lien and security interest provided for by this Agreement.

     10. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of DGLT, the Pledgor will execute and deliver such further documents and to such further acts and things as DGLT may reasonably request in order to effect the purposes of this Agreement.

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     11.  Severability.  Any provision of this Agreement  which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the Pledgor and DGLT have caused this Pledge Agreement to be duly executed and delivered by their respectively duly authorized officers as of the day and year first above written.

                                                  Digi Link Technologies, Inc.


                                                  By:__________________________




                                                  By:/s/: Peter Jegou
                                                          Peter Jegou

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